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                                   FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(B) OR (G) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                           FIRST STATE BANCORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             NEW MEXICO                                     85-0366665
(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)



             111 LOMAS AVENUE NW
           ALBUQUERQUE, NEW MEXICO                              87102
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

     TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED

            NONE
_______________________________           _______________________________
_______________________________           _______________________________
_______________________________           _______________________________

     IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS EFFECTIVE UPON FILING PURSUANT TO GENERAL INSTRUCTIONS A.(C)(1), PLEASE CHECK THE FOLLOWING BOX. [ ]

     IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF DEBT SECURITIES AND IS TO BECOME EFFECTIVE SIMULTANEOUSLY WITH THE EFFECTIVENESS OF A CONCURRENT REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 PURSUANT TO GENERAL INSTRUCTION A.(C)(2), PLEASE CHECK THE FOLLOWING BOX. [ ]

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                % CONVERTIBLE SUBORDINATED DEBENTURES DUE 2017
                               (TITLE OF CLASS)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The information appearing under the captions "DESCRIPTION OF THE DEBENTURES" and "DESCRIPTION OF CAPITAL STOCK" contained in Registrant's Amendment No. 1 to the Registration Statement on Form S-2 (Registration No. 333-24417) (the "Registration Statement"), is hereby incorporated by reference herein. Copies of such pages are filed as Exhibit 99 hereto. The form of Prospectus forming a part of the Registration Statement, which will be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933 subsequent to the date hereof, shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A from the date of such filing.

ITEM 2.  EXHIBITS

     The following exhibits (in addition to Exhibit 99 attached hereto) are filed herewith:

     1. Restated Certificate of Incorporation of Registrant. (Incorporated by reference to Exhibit 3.1 to the Registration Statement.)

     2. Form of Indenture. (Incorporated by reference to Exhibit 4.1 to the Registration Statement.)

     3. Form of Debenture. (Incorporated by reference to Exhibit 4.2 to the Registration Statement.)
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   FIRST STATE BANCORPORATION
Date:  April 25, 1997
                                   By: /s/ BRIAN C. REINHARDT
                                       ____________________________
                                   Name:  Brian C. Reinhardt
                                   Title:  Senior Vice President and
                                           Chief Financial Officer

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                                 Exhibit Index
                                 -------------

                                                                            Page
                                                                            ----

    99.   The "DESCRIPTION OF THE DEBENTURES" and "DESCRIPTION                5
          OF CAPITAL STOCK" sections of the Registrant's
          Amendment No. 1 to the Registration Statement on
          Form S-2 (Registration No. 333-24417).

     1.   Restated Certificate of Incorporation of Registrant.
          (Incorporated by reference to Exhibit 3.1 to the Registration Statement.)

     2. Form of Indenture. (Incorporated by reference to Exhibit 4.1 to the Registration Statement.)

     3. Form of Debenture. (Incorporated by reference to Exhibit 4.2 to the Registration Statement.)